Exhibit 10.1

Fourteenth Amendment to the
First Amended and Restated Agreement
of Limited Partnership
of SL Green Operating Partnership, L.P.

This Amendment is made as of July 1, 2014 by SL Green Realty Corp., a Maryland corporation, as managing general partner (the “Company” or the “Managing General Partner”) of SL Green Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), and as attorney-in-fact for the Persons named on Exhibit A to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated as of August 20, 1997, as amended from time to time (the “Partnership Agreement”), for the purpose of amending the Partnership Agreement.  Capitalized terms used herein and not defined shall have the meanings given to them in the Partnership Agreement.

WHEREAS, pursuant to that certain Contract of Sale (the “Sale Agreement”), dated as of May 15, 2014, by and between 719 7th Ave, LLC, Silk & Halpern Dylan 7th Avenue LLC, Shree Lakshmi LLC, Caraschu LLC, Kenneth Rothstein, Jeffrey Rothstein, 719 7th Avenue Holdings, LLC, Daniel Abrams and Ronnie Abrams, as sellers, and 719 Seventh TIC 1 Owner LLC (the “Purchaser”), the Purchaser has agreed to acquire the Property (as defined in the Sale Agreement) from the Seller in exchange for, among other things, convertible preferred partnership units of the Partnership.

WHEREAS, the Partnership owns a direct or indirect interest in the Purchaser.

WHEREAS, Section 4.02A of the Partnership Agreement grants the Managing General Partner authority to cause the Partnership to issue interests in the Partnership to Persons other than the Managing General Partner in one or more classes or series, with such designations, preferences and relative, participating optional or other special rights, powers and duties as may be determined by the Managing General Partner in its sole and absolute discretion, subject to applicable Delaware law.

WHEREAS, the Managing General Partner has determined that, in connection with the issuance of the convertible preferred partnership units contemplated by the Sale Agreement, it is necessary and desirable to amend the Partnership Agreement to create and set forth the terms of the convertible preferred partnership units having the designations, rights and preferences set forth herein.

WHEREAS, solely to the extent necessary to effect the establishment of the Series K Preferred Units (as defined herein) with the terms and conditions described herein, the following shall be deemed to amend Articles V and VI and Section 8.06 of the Partnership Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Managing General Partner hereby amends the Partnership Agreement as follows:

1.                                      Article I of the Partnership Agreement is hereby amended by adding the following definition:

“Series K Preferred Units” means the series of Partnership Units established pursuant to the Fourteenth Amendment to this Partnership Agreement, representing units of Limited Partnership Interest designated as the Series K Preferred Units, with the preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of repurchase and conversion as described herein.

2.                                      Section 8.06A(i) of the Partnership Agreement is hereby amended by adding the following sentence to the end of such section:

“Notwithstanding any provision of this section 8.06A(i) to the contrary, holders of Class B Units (or the Class A Units into which such Class B Units automatically convert following the expiration of the applicable Distribution Period within which the conversion occurs) issued as a result of a Conversion Notice delivered in respect of Series K Preferred Units pursuant to section 3.F.(ii) of the Fourteenth Amendment to the Partnership Agreement may exercise their Redemption Right at any time and from time to time following the delivery of such Class B Units (or the Class A Units into which such Class B Units automatically convert following the expiration of the applicable Distribution Period within which the conversion occurs) regardless of whether the two-year period described in this section 8.06A(i) has expired.”

3.                                      In accordance with Section 4.02A of the Partnership Agreement, set forth below are the terms and conditions of the Series K Preferred Units hereby established:

A.                                    Designation and Number.  A series of Partnership Units, designated as Series K Preferred Units, is hereby established.  The maximum number of Series K Preferred Units shall be 700,000.

B.                                    Rank.  The Series K Preferred Units, with respect to rights to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Partnership, rank (a) senior to the Class A Units, the Class B Units (collectively, the “Common Units”), the Series H Preferred Units and all Partnership Interests outstanding or issued in the future by the Partnership, the terms of which do not expressly provide that such Partnership Interests ranks senior to or on a parity with the Series K Preferred Units, (b) on a parity with the Series F Preferred Units, the Series G Preferred Units, the Series I Preferred Unit, the Series J Preferred Units and all Partnership Interests outstanding or issued in the future by the Partnership, the terms of which expressly provide that such Partnership Interests ranks on a parity with the Series K Preferred Units and (c) junior to all Partnership Interests issued in the future by the Partnership, the terms of which expressly provide that such Partnership Interests rank senior to the Series K Preferred Units.

C.                                    Distributions.

(i)                                     Pursuant to Section 5.01 of the Partnership Agreement but subject to the rights of holders of any Partnership Interests ranking senior to the Series K Preferred Units as to the payment of distributions, the holders of the then outstanding Series K Preferred Units shall be entitled to receive, when, as and if authorized by the Managing General Partner, out of Available

Cash, cumulative quarterly preferential cash distributions in an amount per unit equal to 3.50% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $0.875 per unit).  Distributions on the Series K Preferred Units shall accrue and be fully cumulative from the date of original issuance and shall be payable quarterly when, as and if authorized by the Managing General Partner, in equal amounts in arrears on the fifteenth day of each April, July, October and January or, if not a business day, the next succeeding business day (each, a “Series K Preferred Unit Distribution Payment Date”). Any distribution (including the initial distribution) payable on the Series K Preferred Units for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.  Distribution period shall mean the period from and including the date of original issuance and ending on but excluding the next Series K Preferred Unit Distribution Payment Date, and each subsequent period from and including such Series K Preferred Unit Distribution Payment Date and ending on but excluding the next following Series K Preferred Unit Distribution Payment Date.

(ii)                                  No distribution on the Series K Preferred Units shall be authorized by the Managing General Partner or declared or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Managing General Partner or the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by law.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series K Preferred Units which may be in arrears.

(iii)                               Notwithstanding the foregoing, distributions with respect to the Series K Preferred Units shall accumulate whether or not any of the foregoing restrictions exist, whether or not there is sufficient Available Cash for the payment thereof and whether or not such distributions are authorized. Accumulated but unpaid distributions on Series K Preferred Units shall not bear interest and holders of the Series K Preferred Units shall not be entitled to any distributions in excess of full cumulative distributions.  Any distribution payment made on the Series K Preferred Units shall first be credited against the earliest accumulated but unpaid distribution due with respect to such units which remains payable.

(iv)                              Except as provided in section 3.C.(v), unless full cumulative distributions have been or contemporaneously are declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for such payment on the Series K Preferred Units for all past distribution periods and the then current distribution period, no distributions (other than in Partnership Interests ranking junior to the Series K Preferred Units as to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Partnership) shall be authorized, declared or paid or set apart for payment nor shall any other distribution be authorized, declared or made upon any other Partnership Interests ranking, as to the payment of distributions or the distribution of assets upon any liquidation, dissolution or winding up of the Partnership, junior to or on a parity with the Series K Preferred Units for any period, nor shall any other Partnership Interests ranking junior to or on a parity with the Series K Preferred Units as to the payment of distributions or the distribution of assets upon any liquidation, dissolution or winding up of the Partnership, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Partnership Interests) by the Partnership (except by conversion into or exchange for Partnership Interests ranking junior to the Series K Preferred Units as to the payment of distributions and the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Partnership).

(v)                                 When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series K Preferred Units and any other Partnership Interests ranking on a parity as to the payment of distributions with the Series K Preferred Units, all distributions authorized and declared upon the Series K Preferred Units and any other Partnership Interests ranking on a parity as to the payment of distributions with the Series K Preferred Units shall be declared pro rata so that the amount of distributions authorized and declared per Series K Preferred Unit and such other Partnership Interests shall in all cases bear to each other the same ratio that accumulated distributions per each Series K Preferred Unit and such other Partnership Interests (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other Partnership Interests do not have a cumulative distribution) bear to each other.

(vi)                              Holders of Series K Preferred Units shall not be entitled to any distribution, whether payable in cash, property or Partnership Interests, in excess of full cumulative distributions on the Series K Preferred Units as described above.  Accrued but unpaid distributions on the Series K Preferred Units will accumulate as of the Series K Preferred Units Distribution Payment Date on which they first become payable.

D.                                    Allocations.  Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series K Preferred Units in accordance with Article VI of the Partnership Agreement.

E.                                     Liquidation Preference.

(i)                                     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the holders of the Series K Preferred Units shall be entitled to receive out of the assets of the Partnership available for distribution to the Partners pursuant to Section 13.02.A of the Partnership Agreement a liquidation preference of $25.00 per Series K Preferred Unit, plus an amount equal to any accumulated and unpaid distributions (whether or not earned or authorized) to the date of payment (the “Series K Liquidation Value”), before any distribution of assets is made to holders of any other Partnership Interests that rank junior to the Series K Preferred Units as to the distribution of assets upon the liquidation, dissolution or winding up of the Partnership, but subject to the preferential rights of the holders of Partnership Interests ranking senior to the Series K Preferred Units as to the distribution of assets upon the liquidation, dissolution or winding up of the Partnership.

(ii)                                  If upon any such voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the assets of the Partnership legally available for distribution to its Partners are insufficient to make such full payment to the holders of the Series K Preferred Units, and the corresponding amounts payable on all other Partnership Interests ranking on a parity with the Series K Preferred Units as to the distribution of assets upon the liquidation, dissolution or winding up of the Partnership, then the holders of the Series K Preferred Units, and all other holders of such Partnership Interests on a parity with the Series K Preferred Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions (including, if applicable, accumulated and unpaid distributions) to which they would otherwise be respectively entitled.

(iii)                               After payment of the full amount of the Series K Liquidation Value, the holders of the Series K Preferred Units, shall have no right or claim to any of the remaining assets of the Partnership.

(iv)                              None of a consolidation or merger of the Partnership with or into another entity, a merger of another entity with or into the Partnership, a statutory unit exchange by the Partnership or a sale, lease or conveyance of all or substantially all of the Partnership’s property or business shall be considered a liquidation, dissolution or winding up of the affairs of the Partnership.

F.                                      Repurchase and Conversion Rights.

(i)                                     Notwithstanding any other provision of the Partnership Agreement to the contrary, holders of the Series K Preferred Units shall have the right to require the Partnership to repurchase for cash all or a portion of the Series K Preferred Units at any time after the date hereof (the “Cash Repurchase Right”), subject to paragraph 1 of section 3.F.(iii).  The repurchase price per Series K Preferred Unit upon such repurchase shall be paid by the Partnership in cash and shall be in an amount equal to the Series K Liquidation Value of such Series K Preferred Units to the date of such repurchase (the “Cash Repurchase Consideration”).  From and after the applicable repurchase date, the Series K Preferred Units so repurchased shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series K Preferred Units shall cease.

(ii)                                  In addition to the holders’ Cash Repurchase Right, holders of the Series K Preferred Units shall, subject to paragraph 2 of section 3.F.(iii), have the right to convert all or a portion of such Series K Preferred Units at any time and from time to time into the number of Class B Units (which Class B Units shall automatically be converted into Class A Units following the expiration of the applicable Distribution Period within which the conversion occurs) determined in accordance with the following formula (the “Preferred Conversion Factor”) with respect to each Series K Preferred Unit: the Series K Liquidation Value of such Series K Preferred Unit to the date of such conversion divided by $134.67 (the “Conversion Price”) (as appropriately adjusted for any stock splits, stock dividends or similar transactions after the date hereof).

(iii)                               (1)   Each holder of Series K Preferred Units who desires to require the Partnership to repurchase all or a portion of the Series K Preferred Units shall provide notice to the

Partnership (with a copy to the Managing General Partner) in the form of the Notice of Repurchase Demand attached as Exhibit A hereto (a “Repurchase Demand Notice”) via facsimile, hand delivery or other mail or messenger service.  The date upon which the Partnership initially receives a Repurchase Demand Notice shall be a “Notice Date.”  The Partnership shall pay to such holder of Series K Preferred Units the Cash Repurchase Consideration within ten (10) Business Days after the Notice Date.  A holder of Series K Preferred Units may not request repurchase of less than 10,000 Series K Preferred Units or, if such holder of Series K Preferred Units holds less than 10,000 Series K Preferred Units, for less than all of the Series K Preferred Units held by such holder of Series K Preferred Units.

(2)                                 Each holder of Series K Preferred Units who desires to convert the same into Class B Units shall provide notice to the Partnership (with a copy to the Managing General Partner) in the form of the Notice of Conversion attached as Exhibit B hereto (a “Conversion Notice”) via facsimile, hand delivery or other mail or messenger service. The date upon which the Partnership initially receives a Conversion Notice shall be a “Notice Date.”  The Partnership shall issue and deliver within ten (10) Business Days after the Notice Date, to such holder of Series K Preferred Units at the address of the holder on the books of the Partnership, the number of Class B Units as calculated pursuant to the Preferred Conversion Factor.  A holder of Series K Preferred Units may not request conversion of less than 10,000 Series K Preferred Units or, if such holder of Series K Preferred Units holds less than 10,000 Series K Preferred Units, for less than all of the Series K Preferred Units held by such holder of Series K Preferred Units.

(iv)                              The Preferred Conversion Factor (and the Conversion Price) shall be subject to adjustment from time to time hereafter solely for purposes of applying section 3.F.(ii), as follows; it being intended that such adjustments to the Preferred Conversion Factor (and the Conversion Price) are to be made in order to avoid unintended dilution or anti-dilution as a result of transactions in which Common Units are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Series K Preferred Units:

(1)                                 In case the Partnership shall, at any time or from time to time prior to conversion of all Series K Preferred Units, (A) pay a dividend or make a distribution on the outstanding Common Units, in Common Units, (B) split or subdivide the outstanding Common Units into a larger number of Common Units, (C) effect a reverse unit split or otherwise combine the outstanding Common Units into a smaller number of Common Units or (D) issue by reclassification of the Common Units any units of Partnership Interest, then, and in each such case, the Preferred Conversion Factor (and the Conversion Price) in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any Series K Preferred Units thereafter surrendered for conversion shall be entitled to receive the Class B Units that such holder would have been entitled to receive after the happening of any of the events described above, had such Series K Preferred Units been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this sub-paragraph (iv)(1) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of Common Units entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification, reverse unit split or combination, at the close of business on the day upon which such action becomes effective.

(2)                                 In case the Partnership shall, at any time or from time to time prior to conversion of all Series K Preferred Units, declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of units or other securities or property or rights or warrants to subscribe for securities of the Partnership entitling holders thereof to subscribe for or purchase such securities at a price per share less than the fair market value of such securities, by way of dividend or spin-off), on its Common Units, other than (A) regular and customary quarterly distributions by the Partnership of Available Cash, or (B) dividends or distributions of Common Units which are referred to in section 3.F.(iv)(1) above, then, and in each such case, the Preferred Conversion Factor (and the Conversion Price) shall be adjusted so that the holder of each Series K Preferred Unit shall be entitled to receive, upon the conversion thereof, the number of Class B Units determined by multiplying (1) the applicable Preferred Conversion Factor on the day immediately prior to the record date fixed for the determination of Common Unit holders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the Deemed Value of the Partnership Interest per Common Unit on such record date, and the denominator of which shall be such Deemed Value of the Partnership Interest per Common Unit less the fair market value (as determined in good faith by resolution of the board of directors of the Managing General Partner) of such dividend or distribution allocable to one Common Unit. An adjustment made pursuant to this section 3.F.(iv)(2) shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of Common Unit holders entitled to receive such dividend or distribution.

(3)                                 In case the Partnership shall, at any time or from time to time prior to conversion of all Series K Preferred Units, issue Common Units to each of the then existing holders of Common Units (or securities convertible into or exchangeable for Common Units, whether or not the rights to convert or exchange such securities are then exercisable) at a price per Common Unit (or having a conversion price per Common Unit, as applicable) less than the Deemed Value of the Partnership Interest per Common Unit as of the date of issuance of such Common Units or of such convertible securities, as the case may be, then, and in each such case, the Preferred Conversion Factor (and the Conversion Price) shall be adjusted so that the holder of each Series K Preferred Unit shall be entitled to receive, upon conversion thereof, the number of Class B Units determined by multiplying (A) the Preferred Conversion Factor on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of Common Units outstanding on such date and (2) the number of additional Common Units issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of (x) the number of Common Units outstanding on such date and (y) the number of Common Units which the aggregate consideration receivable by the Partnership for the total number of Common Units so issued (or into which the convertible securities may convert) would purchase at the Deemed Value of the Partnership Interest per Common Unit as of such date.  Any adjustment made pursuant to this section 3.F.(iv)(3) shall be made and become effective on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date.  For purposes of this section 3.F.(iv)(3):

(a)                                 if the Partnership shall issue Common Units for consideration other than cash, the price per Common Unit at which such Common Units are issued shall be deemed to be the fair market value (as determined in good faith by the board of directors of the Managing General Partner) of the portion of such non-cash consideration allocable to one Common Unit; and

(b)                                 the aggregate consideration receivable by the Partnership in connection with the issuance of Common Units or of securities convertible into Common Units shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion of any such convertible securities into Common Units.

(4)                                 In case the Partnership shall, at any time or from time to time prior to conversion of all Series K Preferred Units, make a tender offer or exchange offer for Common Units at a price per Common Unit greater than the Deemed Value of the Partnership Interest per Common Unit as of the date of such repurchase (the number of Common Units so repurchased, multiplied by the amount by which such price per Common Unit exceeds the Deemed Value of the Partnership Interest per Common Unit as of such date, being referred to in this section 3.F.(iv)(4) as the “Excess Amount”), then, and in each such case, the Preferred Conversion Factor (and the Conversion Price) shall be adjusted, in accordance with the applicable provisions of sections 3.F.(iv)(1) and 3.F.(iv)(2) above, as if, in lieu of such repurchase, the Partnership had (x) made a distribution of property having a fair market value (as determined in good faith by resolution of the board of directors of the Managing General Partner) equal to the Excess Amount, with such distribution made to holders of Common Units (including holders of Common Units so repurchased) on the date of such repurchase, and (y) effected a reverse split of the Common Units in the proportion required to reduce the number of Common Units outstanding by the number of Common Units repurchased by the Partnership in such repurchase.

(5)                                 For purposes of this paragraph (iv), the number of Common Units at any time outstanding shall not include any Common Units then owned or held by or for the account of the Partnership.

(6)                                 In the event the number of Class B Units to which a holder is entitled upon conversion of its Series K Preferred Units is not equal to a whole number, the holder shall be paid (i) that number of Class B Units which equals the nearest whole number less than such amount plus (ii) an amount of cash which the Managing General Partner determines, in its reasonable discretion, to represent the fair value of the remaining fractional Class B Unit which would otherwise be payable to such holder.

(7)                                 The Managing General Partner shall provide notice to holders of the Series K Preferred Units following the occurrence of any transaction or event described in this paragraph (iv) that results in an adjustment to the Preferred Conversion Factor (and the Conversion Price) as soon as reasonably practicable following such transaction or event.

G.                                    Voting Rights.  Except as required by applicable law, the Series K Preferred Units shall have no voting rights, except that no amendment of the Partnership Agreement shall be made that materially adversely affects the rights of the holders of Series K Preferred Units without the consent of a majority of such holders (unless all holders of Partnership Interests are materially adversely affected to the same degree).    For the avoidance of doubt, any amendment to create, establish or amend the rights and designations of a series of Partnership Units shall not require the consent of the holders of the Series K Preferred Units.

H.                                   Transfer.  In addition to the restrictions set forth in Section 11.03 of the Partnership Agreement, except as set forth in section 3.F above, a holder of the Series K Preferred Units may not Transfer any of the Series K Preferred Units without the consent of the Managing General Partner, which consent may be withheld in the Managing General Partner’s sole discretion; provided, however, that nothing in this Amendment or in the Partnership Agreement shall inhibit a holder’s ability to exercise the redemption right set forth in Section 8.06 of the Partnership Agreement with respect to Class A Units into which the Series K Preferred Units may be exchanged pursuant to section 3.F of this Amendment (or the Class A Units into which such Class B Units automatically convert following the expiration of the Distribution Period within which the conversion occurs). Any attempt to effect a Transfer of the Series K Preferred Units without the Managing General Partner’s consent shall be void ab initio.

For purposes of this section 3.H, “Transfer” shall have the meaning of “transfer” as defined in 11.1(A) in the Partnership Agreement.  The term “Transfer” as used in this section 3.H or Article XI of the Partnership Agreement shall not include any repurchase of the Series K Preferred Units by the Partnership or the conversion of Series K Preferred Units into Class B Units.

I.                                        Restrictions on Ownership.  No person that is not a legal resident of the United States of America shall be permitted to beneficially own, directly or indirectly for U.S. federal income tax purposes, any Series K Preferred Units.  The acquisition of any Series K Preferred Units by any person that is not a legal resident of the United States of America, whether or not in accordance with section 3.H above, shall be void ab initio.

4.                                      Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the Managing General Partner hereby ratifies and confirms.

5.                                      This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

6.                                      If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

SL GREEN REALTY CORP., a Maryland corporation,
as Managing General Partner of SL Green Operating Partnership, L.P.
and on behalf of existing Limited Partners

By:	/s/ Andrew Levine
Name: Andrew Levine
Title: Executive Vice President

Exhibit A

Notice of Repurchase Demand

The undersigned holder of Series K Preferred Units hereby irrevocably requests SL Green Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), to repurchase the number of Series K Preferred Units stated herein in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., as amended from time to time in accordance with its terms, and the Cash Repurchase Right referred to therein; and the undersigned irrevocably (i) surrenders such Series K Preferred Units and all right, title and interest therein and (ii) directs that the Cash Repurchase Consideration deliverable in accordance with this Notice be delivered in the name(s) and at the address(es) specified below.

The undersigned hereby represents, warrants, and certifies that the undersigned (a) has good and unencumbered title to the Series K Preferred Units that are the subject of this Notice, free and clear of the rights or interests of any other person or entity, (b) has the full right, power, and authority to demand repurchase and surrender the Series K Preferred Units that are the subject of this Notice and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such repurchase and surrender.

Number of Series K Preferred Units tendered:

Dated:

Name:
(Please Print)

(Signature)

(Street Address)

(City) (State) (Zip Code)

Exhibit B

Notice of Conversion

The undersigned holder of Series K Preferred Units hereby irrevocably requests SL Green Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), to convert the number of Series K Preferred Units stated herein into the right to receive Class B Units (as defined in the Partnership’s First Amended and Restated Agreement of Limited Partnership, as amended from time to time (the “Partnership Agreement”)) in accordance with the terms of the Partnership Agreement, as amended from time to time in accordance with its terms; and the undersigned irrevocably (i) surrenders such Series K Preferred Units and all right, title and interest therein and (ii) directs that the Class B Units deliverable in accordance with this Notice be delivered in the name(s) and at the address(es) specified below.

The undersigned hereby represents, warrants, and certifies that the undersigned (a) has good and unencumbered title to the Series K Preferred Units that are the subject of this Notice, free and clear of the rights or interests of any other person or entity, (b) has the full right, power, and authority to request the conversion requested herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion and surrender.

Number of Series K Preferred Units tendered:

Dated:

Name:
(Please Print)

(Signature)

(Street Address)

(City) (State) (Zip Code)